Exhibit 99.1

SOLV Energy Reports First Quarter 2026 Results

SAN DIEGO, California – May 12, 2026 – (GLOBE NEWSWIRE)—SOLV Energy, Inc. (“SOLV” or the “Company”) (Nasdaq: MWH), a leading provider of infrastructure services to the power industry, today announced financial results for the first quarter ended March 31, 2026.

Financial Summary

(in $ millions except percentages)	Three Months Ended March 31,
	2026	2025
Revenue	677	408
Gross Profit	119	59
Gross Margin	17.6%	14.5%
Net Loss[1]	(27)	(1)
Adjusted Gross Profit[2]	124	59
Adjusted Gross Margin[2]	18.4%	14.5%
Adjusted EBITDA	93	34

1)	Represents Net Loss before Non-Controlling Interest
2)	Adjusted Gross Profit and Adjusted Gross Margin exclude the impact of the allocation of non-cash compensation expense to cost of revenue

First Quarter 2026 Financial and Recent Business Highlights

•	Revenue of $677 million, up 66% year over year

•	Gross Profit of $119 million, up 102% year over year

•	Adjusted Gross Profit of $124 million, up 110% year over year

•	Net loss of $(27) million

•	Primarily a result of a one-time, non-cash expense of $52[1] million related to the modification of legacy equity awards from the reorganization in the IPO

•	Adjusted EBITDA of $93 million, up 174% year over year

•	Total backlog as of March 31, 2026 at $8.2 billion

•	Nearly 22 GW under contract for O&M services

•	Announced the acquisition of Roberson Waite Electric (“RWE”) providing the Company additional capabilities and growth opportunities in the utility services market

1)	Included in total non-cash compensation expense in cost of revenue and SG&A of approx. $65 MM in 1Q26.

“With our IPO complete, our focus remains on execution and delivering exceptional services to our customers; a commitment reflected in continued strength of our backlog which is now approximately $8.2 billion, ” said George Hershman, Chief Executive Officer of SOLV Energy. “We delivered strong financial results in the first quarter, and the momentum we are seeing gives us confidence to raise our Adjusted EBITDA guidance for the full year. We are also pleased to have announced the acquisition of Roberson Waite Electric, which expands our capabilities and broadens our service offerings to the regulated utility market.”

Acquisition of Roberson Waite Electric

On April 30, 2026, the Company entered into an agreement to acquire Roberson Waite Electric (“RWE”), a California-based provider of utility substation construction, testing, commissioning, and related infrastructure services, for total consideration of $45 million, subject to customary closing adjustments. The consideration includes $36 million to be paid at Closing, with the remainder to be paid in the subsequent years subject to various performance criteria. The Company expects to close the transaction by the third quarter of 2026.

Announcing New Vice President of Investor Relations

Mike Adams joined the Company in May as Vice President of Investor Relations. He brings over 20 years of experience primarily in the energy sector, with a broad background spanning investor relations, capital markets, and corporate finance. Throughout his career, Mike has held senior finance and advisory roles encompassing investor engagement, project and structured finance, treasury, and corporate strategy.

Financial Guidance

Today, the Company is updating its full year 2026 financial guidance for the year ending December 31, 2026, with expected ranges of:

•	Revenue of $3.720 billion to $3.820 billion

•	Adjusted Gross Profit of $610 million to $650 million

•	Adjusted Gross Margin of 16.4% to 17.0%

•	Adjusted EBITDA of $435 million to $455 million

Conference Call and Webcast Information

Management will present results during a conference call today May 12, 2026 at 8:30 a.m. Eastern time.

A live webcast of the conference call, including presentation materials, can be accessed through the Company’s website at https://investors.solvenergy.com and clicking on “News & Events” under the Investor Relations section. The webcast will be archived on the site for those unable to listen in real time.

About SOLV

SOLV Energy (Nasdaq: MWH) is a leading provider of infrastructure services to the power industry, including engineering, procurement, construction, testing, commissioning, operations, maintenance and repowering. Since 2008, we have built more than 500 power plants, representing 21 GW of generating capacity. SOLV Energy also provides operations and maintenance (O&M) services to 155 power plants, representing nearly 22 GW of generating capacity. In addition to EPC and O&M for utility-scale power plants and related T&D infrastructure, we offer large-scale repair, emergency response and repowering services and install end-to-end SCADA and network infrastructure solutions to maximize project performance and energy availability.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact contained in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: a wide range of factors, many that are beyond our control, can impact the timing, performance or profitability of our projects, any of which can result in additional costs to us, reductions or delays in revenues, the payment of liquidated damages by us or project termination; our results of operations, financial condition and other financial and operational disclosures are based upon estimates and assumptions that may differ from actual results or future outcomes; changes in estimates related to revenues and costs associated with our contracts with customers could result in a reduction or elimination of revenues, a reduction of profits or the recognition of losses; backlog may not be realized or may not result in profits and may not accurately represent future revenue; the imposition of additional duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; our results of operations may vary significantly from quarter to quarter; the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and battery storage specifically; limitations on the availability or an increase in the price of materials, equipment and subcontractors that we and our customers depend on to complete and maintain projects; our business is labor-intensive, and we may be unable to attract and retain qualified employees or we may incur significant costs in the event we are unable to efficiently manage our workforce or the cost of labor increases; the loss, or reduction in business from, certain significant customers; many of our contracts may be canceled or suspended on short notice or may not be renewed upon completion or expiration, and we may be unsuccessful in replacing our contracts; we may fail to adequately recover on contract modifications against project owners for payment or performance; the nature of our business exposes us to potential liability for warranty, engineering and other related claims;

during the ordinary course of our business, we are subject to lawsuits, claims and other legal proceedings, as well as bonding claims and related reimbursement requirements; we can incur liabilities or suffer negative financial or reputational impacts relating to health and safety matters; disruptions to our information technology systems or our failure to adequately protect critical data, sensitive information and technology systems; we have identified material weaknesses in our internal control over financial reporting and if our remediation of the material weaknesses is not effective, or if we otherwise fail to maintain effective internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations; any deterioration in the quality or reputation of our brands, which can be exacerbated by the effect of social media or significant media coverage; the loss of, or our inability to attract or keep, key personnel could disrupt our business; our inability to successfully execute our acquisition strategy; we may be unable to compete for projects if we are not able to obtain surety bonds, letters of credit or bank guarantees; we are generally paid in arrears for our services and may enter into other arrangements with certain of our customers, which could subject us to potential credit or investment risk and the risk of client defaults; insurance and claims expenses, as well as the unavailability or cancellation of third-party insurance coverage; our business and results of operations are subject to physical risks including those associated with climate change; our business is subject to operational hazards, including, among others, damage from severe weather conditions and electrical hazards, that can result in significant liabilities, and we may not be insured against all potential liabilities; increasing scrutiny and changing expectations from various stakeholders with respect to corporate sustainability practices may impose additional costs on us or expose us to reputational or other risks; our unionized workforce and related obligations; our inability to maintain, protect or enforce our rights in intellectual property; we may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies; we use artificial intelligence technologies in our business, and the deployment, use, and maintenance of these technologies involve significant technological and legal risks; negative macroeconomic conditions and industry-specific market conditions; fluctuations in economic, political, financial, industry and market conditions on a regional, national or global basis, including as a result of, among other things, inflationary pressure that impacts our costs associated with labor, equipment and materials, increased interest rates, default or threat of default by the U.S. federal government with respect to its debt obligations, U.S. government shutdowns, natural disasters and other emergencies (e.g., wildfires, weather-related events or pandemics), deterioration of global or specific trade relationships, or acts of war, including but not limited to conflicts in the Middle East, geopolitical conflicts and political unrest; projects in our industry can have long sales cycles requiring significant upfront investment of resources; our revenues and profitability can be negatively impacted if our customers encounter financial difficulties or file for bankruptcy or disputes arise with our customers; the highly competitive nature of our business; technological advancements in other forms of power generation could negatively affect our business; regulatory requirements applicable to our industry and changes in current and potential legislative and regulatory initiatives may adversely affect demand for our services; the unavailability, reduction or elimination of government and economic incentives; we are subject to complex federal, state and other environmental, health and safety laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations or expose us to significant liabilities; we are subject to various specific regulatory regimes and requirements that could result in significant compliance costs and liabilities; any actual or perceived failure to comply with new or existing laws, regulations or other requirements relating to the privacy, security and processing of personal information; changes in tax laws or our tax estimates or positions; failure to comply with anti-corruption, anti-bribery and/or international trade laws; violations of export control and/or economic sanctions laws and regulations to which we are subject and changes to U.S. foreign trade policy; immigration laws, including our inability to verify employment eligibility; our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly; our failure to comply with the covenants contained in the credit agreement could result in an event of default that could cause repayment of our debt to be accelerated; we may incur substantial additional indebtedness in the future and may not be able to generate sufficient cash to service such indebtedness, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful; and the expenses that are required in order to operate as a public company could be material. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. The Company assumes no responsibility to update forward-looking statements made herein or otherwise. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Non-GAAP Information

Included in this press release are certain financial measures, including EBITDA, Adjusted EBITDA, Adjusted Gross Profit, and Adjusted Gross Margin that are not required by or prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and are designed to supplement, and not substitute, the Company’s financial information presented in accordance with GAAP. Our board of directors, management and investors use EBITDA, Adjusted EBITDA, Adjusted Gross Profit, and Adjusted Gross Margin to assess our financial performance because such measures allow them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as carrying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income taxes). The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or nonrecurring items. Please see the financial tables included with this press release for reconciliations thereof to the most directly comparable GAAP measures.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as provisions for income taxes necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the non-GAAP measures.

Investor Contact:

Solebury Strategic Communications / Anthony Rozmus

InvestorRelations@solvenergy.com

Media Contact:

Ashley McCarthy

media@solvenergy.com

(Financial Tables to Follow)

Condensed Consolidated Statements of Operations

(In thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$676,805	$407,847
Cost of revenue	557,732	348,748

Gross profit	119,073	59,099
Selling, general and administrative expenses (including non-cash compensation expense of $59,560 and $712 for the three months ended March 31, 2026 and 2025, respectively)	111,375	36,070
Amortization expense	14,879	13,768

Total operating expenses	126,254	49,838

Operating income (loss)	(7,181)	9,261
Loss on debt extinguishment	10,688	—
Interest expense	6,897	12,691
Interest income	(1,450)	(3,272)
Other (income) loss, net	(68)	82

Loss before income taxes	(23,248)	(240)
Income tax expense	4,166	262

Net loss	$(27,414)	$(502)
Less: net income (loss) attributable to non-controlling interests and LLC members prior to IPO	(4,056)	212

Net loss attributable to SOLV Energy, Inc.	$(23,358)	$(714)

	Period from February 12, 2026 to March 31, 2026
Net loss per share:
Basic	$(0.20)
Diluted	$(0.20)
Weighted average shares outstanding:
Basic	115,348,571
Diluted	115,348,571

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$384,911	$394,876
Accounts receivable, net	285,039	269,044
Contract assets	157,875	156,744
Capitalized project development costs	13,297	17,734
Prepaid and other current assets	105,528	60,887

Total current assets	946,650	899,285
Property and equipment, net	116,137	106,383
Operating lease right-of-use assets	7,598	8,010
Goodwill	429,035	429,279
Intangible assets, net	347,511	362,390
Deferred tax assets	101,302	—
Other long-term assets	8,373	10,925

Total assets	$1,956,606	$1,816,272

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY
Accounts payable and accrued expenses	$524,898	$562,218
Contract liabilities	346,295	308,619
Due to related party	—	—
Current portion of equipment financing	6,617	6,526
Current portion of lease liabilities	14,461	12,978
Current portion of long-term debt	—	2,498

Total current liabilities	892,271	892,839
Term debt, long term	—	391,988
Equipment financing, long-term	19,703	21,317
Lease liabilities, long-term	39,742	36,559
Tax receivable agreement	172,344	—
Other long-term liabilities	21,322	18,344

Total liabilities	1,145,382	1,361,047
Commitments and Contingencies—See Note 12
Member’s equity:
Total member’s equity	—	550,334
Stockholders’ equity
Class A common stock, $0.0001 par value; 1,250,000,000 shares authorized, 115,348,571 shares issued and outstanding	12	—
Class B common stock, $0.0001 par value; 100,000,000 shares authorized, 87,128,137 shares issued and outstanding	9	—
Additional paid-in capital	455,857	—
Accumulated deficit	(23,358)	(98,139)

Total stockholders’ equity to SOLV Energy, Inc.	432,520	(98,139)
Non-controlling interest	378,704	3,030

Total members’/stockholders’ equity	811,224	455,225

Total liabilities and stockholders’/member’s equity	$1,956,606	$1,816,272

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(27,414)	$(502)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	23,730	19,572
Non-cash compensation expense	64,874	712
Loss on extinguishment of debt (non-cash portion)	6,676	—
Write off of project development costs	3,939	—
Other	152	7
Change in operating assets and liabilities	(57,716)	386

Net cash provided by operating activities	14,241	20,175
Cash flows from investing activities:
Purchases of property and equipment	(10,440)	(2,778)
Cash paid for acquisitions, net of cash acquired	—	(10,756)

Net cash used in investing activities	(10,440)	(13,534)
Cash flows from financing activities:
Issuance of Class A common stock in IPO, net of underwriting discount	552,542	—
Repayment of term debt	(405,203)	(1,015)
Payment of deferred acquisition consideration	(5,500)	—
Payment of offering costs	(3,536)	—
Proceeds on debt	—	32,500
Payment of debt issuance costs	(2,800)	—
Payments for finance leases	(2,901)	(1,979)
Proceeds on equipment financing	—	14,500
Payments on equipment financing	(1,523)	(1,764)
Distributions to members of SOLV Energy Holdings LLC	(144,845)	(47,844)

Net cash used in financing activities	(13,766)	(5,602)
Net increase (decrease) in cash and cash equivalents	(9,965)	1,039
Cash and cash equivalents, beginning of period	394,876	207,987

Cash and cash equivalents, end of period	$384,911	$209,026

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(27,414)	$(502)
Interest expense	6,897	12,691
Interest income	(1,450)	(3,272)
Provision for income taxes	4,166	262
Depreciation and amortization	23,730	19,572

EBITDA	5,929	28,751
Non-cash compensation expense	64,874	712
Gain on the disposal of property and equipment	(10)	—
Loss on the extinguishment of debt	10,688	—
Change in the fair value of derivative	—	82
Non-recurring private equity management fees, transaction, integration and transition costs, and other non-cash costs(1)	11,034	4,486

Adjusted EBITDA	$92,515	$34,031

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Profit

(in thousands)

	Three Months Ended March 31,
	2026	2025
Gross profit	$119,073	$59,099
Non-cash compensation expense	5,314	—

Adjusted gross profit	$124,387	$59,099